UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2021

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Securities.

The information required by this Item 3.02 is included under Item 8.01 of this Current Report on Form 8-K.

Item 8.01 – Other Events.

Cyberloq Technologies, Inc. (the “Company”) has engaged a member of its Board of Advisors, Shawn Watts, to serve as the Company’s Director of Product Development and Implementation. On August 10, 2021, the board of directors of the “Company” approved the issuance of 250,000 shares of the Company’s common stock to Mr. Watts contingent upon completion of certain to be determined milestones that will be dictated by the Company’s President. In addition, Mr. Watts will receive $5,000 per month for his services through the end of December, 2021 when the term of his agreement expires. Mr. Watts will report directly to the President.

Mr. Watts is entrepreneurial, disciplined and expert in delivering enterprise IT business solutions that ensure asset value optimization, sustained operational excellence and mitigated risk. He is a seasoned Business Solutions Architect and IT Program Leader who excels in the complementary disciplines of business process reengineering and information systems design and development. With nearly 30 years of experience in sectors as diverse as Manufacturing, Forestry, Real Estate and Content Streaming, he has a demonstrated record of success delivering innovative technology solutions that enable client organizations to transform and lead their industries.

Mr. Watts understands the imperative to integrate Information Technology deeply within the business strategy – an approach to technology which ensures that the delivered solutions serve the needs of the business and its customers.

Most recently, as General Manager at Dillon Software, Shawn was a Platform Development and team leader for ecommerce and digital content streaming solutions that have supported hundreds of millions of digital transactions generating more than $1B in client revenue.

Throughout his career, Mr. Watts has led collaboration with client executive and operational management to ensure continuous functional improvements to the delivered solutions that ensure user loyalty and repeat transactions.

Mr. Watts is a motivational leader with a demonstrated ability to build and lead purpose-driven teams that operate from trust and are cohesive, collaborative and accountable. Mr. Watts excels at the strategic and tactical management of highly technically skilled software development teams, beginning with ensuring their understanding and alignment with client business objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: August 12, 2021